UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 17, 2017

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On August 17, 2017, Randy Simpson and Matt Ripperger jointly submitted a letter (the “Letter”) to the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”) notifying the Board that Mr. Simpson and Mr. Ripperger were resigning from the Board, effective immediately. At the time of their resignations, Mr. Simpson served on the Nominating and Corporate Governance Committee and the Quality, Compliance & Ethics Committee of the Board and Mr. Ripperger served on the Human Resources Committee of the Board. As further described in the Letter, Mr. Simpson and Mr. Ripperger stated that their resignations are “due to irreconcilable differences regarding significant matters impacting Tenet and its stakeholders”. A copy of the Letter is attached hereto as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Letter from Randy Simpson and Matt Ripperger, dated August 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: August 18, 2017	By:	/s/ Paul A. Castanon
	Name:	Paul A. Castanon
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
17.1	Letter from Randy Simpson and Matt Ripperger, dated August 17, 2017

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